Exhibit 99.1
3M Company
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On April 1, 2024, 3M Company (the “Company”, “3M”, “we”, “our” and “us”), completed the previously announced separation of its Health Care business, into a separate, independent publicly traded company, Solventum, Corporation (“Solventum”). The separation was structured as a spin-off, which occurred by way of a pro rata distribution (the “Distribution”) to 3M stockholders of 80.1% percent of the outstanding shares of Solventum. Each of the 3M stockholders received one share of Solventum common stock for every four shares of 3M common stock held of record as of the close of business on March 18, 2024. Solventum is now an independent public company under the symbol “SOLV” on the New York Stock Exchange. After the Distribution, 3M no longer consolidates Solventum into its financial results (the entire transaction being referred to as the “Separation”). The Company entered into various agreements to effect the Separation and provide for the relationship between 3M and Solventum, including, among others, a separation and distribution agreement, a tax matters agreement, as well as transition services, transition contract manufacturing, transition distribution services, real estate license, and new commercial agreements.
The Company will prospectively measure its remaining 19.9% equity ownership interest in Solventum at fair value on a recurring basis. This ownership interest and the related earnings impact from subsequent changes in fair value in the ownership interest will be recognized in continuing operations.
The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Separation. The following unaudited Pro Forma Condensed Consolidated Income Statements for each of the years ended December 31, 2023, 2022 and 2021 reflect the Company’s results as if the Separation had occurred as of January 1, 2021 in that they reflect the reclassification of Solventum as Discontinued Operations for all periods presented. The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2023 reflects the Company’s financial position as if the Separation had occurred on December 31, 2023. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Income Statements for the year ended December 31, 2023 and unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2023 give effect to the Separation and related transactions as if they had occurred as of January 1, 2023 and December 31, 2023, respectively.
After the date of the Separation, the historical financial results of Solventum will be reflected in our consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes.
The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on 3M’s financial condition and results of operations. The adjustments included within the “Solventum Discontinued Operations” column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. The Company's current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company's 2024 Annual Report on Form 10-K and applicable 2024 Quarterly Reports on Form 10-Q.
The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2023

(Dollars in billions)	Historical 3M (as reported)	Solventum (Discontinued Operations) (a)	Transaction Accounting Adjustments		Pro forma
Assets
Current assets
Cash and cash equivalents	$5.9	$(0.2)	$7.7	(b)	$13.4
Marketable securities — current	0.1	—	—		0.1
Accounts receivable — net of allowances	4.8	(1.1)	(0.2)	(d)	3.4
Inventories	4.8	(0.9)	—		3.9
Prepaids	0.5	(0.1)	—		0.3
Other current assets	0.3	—	0.2	(d)	0.5
Total current assets	16.4	(2.4)	7.7		21.7
Property, plant, and equipment – net	26.9	(3.4)	—		23.5
Less: Accumulated depreciation	(17.7)	1.9	—		(15.8)
Property, plant and equipment — net	9.2	(1.5)	—		7.7
Operating lease right of use assets	0.8	(0.1)	—		0.7
Goodwill	12.9	(6.5)	—		6.4
Intangible assets, net	4.2	(2.9)	—		1.3
Other assets	7.1	(0.3)	2.4	(c)	9.2
Total assets	$50.6	$(13.7)	$10.1		$46.9
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$2.9	$—	$—		$2.9
Accounts payable	3.2	(0.5)	—		2.8
Accrued payroll	0.9	(0.2)	—		0.7
Accrued income taxes	0.4	(0.1)	0.2	(e)	0.5
Operating lease liabilities — current	0.2	—	—		0.2
Other current liabilities	7.6	(1.0)	0.2	(f)	6.8
Total current liabilities	15.3	(1.7)	0.4		13.9
Long-term debt	13.1	—	—		13.1
Pension and postretirement benefits	2.5	(0.3)	—		2.2
Operating lease liabilities	0.5	(0.1)	—		0.5
Other liabilities	14.3	(0.3)	—		14.1
Total liabilities	45.7	(2.4)	0.4		43.7
Equity
3M Company shareholders’ equity
Common stock par value	—	—	—		—
Additional paid-in capital	7.0	—	—		7.0
Retained earnings	37.5	(11.9)	9.7	(j)	35.3
Treasury stock, at cost:	(32.9)	—	—		(32.9)
Accumulated other comprehensive income (loss)	(6.8)	0.6	—		(6.2)
Total 3M Company shareholders’ equity	4.8	(11.3)	9.7		3.2
Noncontrolling interest	0.1	—	—		0.1
Total equity	4.9	(11.3)	9.7		3.3
Total liabilities and equity	$50.6	$(13.7)	$10.1		$46.9
Amounts may not foot or cross-foot due to rounding.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2023

(Billions, except share and per share data)	Historical 3M (as reported)	Solventum (Discontinued Operations) (a)	Transaction Accounting Adjustments		Pro Forma
Net sales	$32.7	$(8.1)	$0.2	(g)	$24.8

Operating expenses
Cost of sales	18.5	(3.5)	0.2	(g)	15.2
Selling, general and administrative expenses	21.5	(2.3)	(0.3)	(h)	18.9
Research, development and related expenses	1.8	(0.7)	—		1.2
Gain on business divestitures	—	—	—		—
Total operating expenses	41.8	(6.5)	(0.1)		35.2
Operating income (loss)	(9.1)	(1.6)	0.4		(10.3)

Other expense (income), net	0.6	—	(1.6)	(c)	(1.0)

Income (loss) from continuing operations before income taxes	(9.7)	(1.6)	2.0		(9.3)
Provision (benefit) for income taxes	(2.7)	(0.2)	0.1	(i)	(2.8)
Income (loss) from continuing operations of consolidated group	(7.0)	(1.4)	1.9		(6.5)

Income (loss) from continuing operations from unconsolidated subsidiaries, net of taxes	—	—	—		—
Net income from continuing operations including noncontrolling interest	(7.0)	(1.4)	1.9		(6.5)

Less: Net income (loss) from continuing operations attributable to noncontrolling interest	—	—	—		—

Net income (loss) from continuing operations attributable to 3M	$(7.0)	$(1.4)	$1.9		$(6.5)

Weighted average 3M common shares outstanding (millions) — basic	553.9				553.9
Earnings (loss) from continuing operations per share attributable to 3M common shareholders — basic	$(12.63)				$(11.79)

Weighted average 3M common shares outstanding (millions) — diluted	553.9				553.9
Earnings (loss) from continuing operations per share attributable to 3M common shareholders — diluted	$(12.63)				$(11.79)
Amounts may not foot or cross-foot due to rounding.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2022

(Billions, except share and per share data)	Historical 3M (as reported)	Solventum (Discontinued Operations) (a)	Transaction Accounting Adjustments	Pro Forma
Net sales	$34.2	$(8.1)	$—	$26.2

Operating expenses
Cost of sales	19.2	(3.4)	—	15.9
Selling, general and administrative expenses	9.0	(1.8)	—	7.2
Research, development and related expenses	1.9	(0.7)	—	1.2
Gain on business divestitures	(2.7)	—	—	(2.7)
Goodwill impairment expense	0.3	—	—	0.3
Total operating expenses	27.7	(5.9)	—	21.8
Operating income (loss)	6.5	(2.2)	—	4.4

Other expense, net	0.1	—	—	0.2

Income from continuing operations before income taxes	6.4	(2.2)	—	4.2
Provision (benefit) for income taxes	0.6	(0.4)	—	0.2
Income from continuing operations of consolidated group	5.8	(1.8)	—	4.0

Income from continuing operations from unconsolidated subsidiaries, net of taxes	—	—	—	—
Net income from continuing operations including noncontrolling interest	5.8	(1.8)	—	4.0

Less: Net income from continuing operations attributable to noncontrolling interest	—	—	—	—

Net income from continuing operations attributable to 3M	$5.8	$(1.8)	$—	$4.0

Weighted average 3M common shares outstanding (millions) — basic	566.0			566.0
Earnings (loss) from continuing operations per share attributable to 3M common shareholders — basic	$10.21			$7.09

Weighted average 3M common shares outstanding (millions) — diluted	567.6			567.6
Earnings (loss) from continuing operations per share attributable to 3M common shareholders — diluted	$10.18			$7.07
Amounts may not foot or cross-foot due to rounding.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 2021

(Billions, except share and per share data)	Historical 3M (as reported)	Solventum (Discontinued Operations) (a)	Transaction Accounting Adjustments	Pro Forma
Net sales	$35.4	$(8.1)	$—	$27.2

Operating expenses
Cost of sales	18.8	(3.2)	—	15.6
Selling, general and administrative expenses	7.2	(1.8)	—	5.4
Research, development and related expenses	2.0	(0.7)	—	1.3
Total operating expenses	28.0	(5.7)	—	22.3
Operating income (loss)	7.4	(2.4)	—	4.9

Other expense, net	0.2	—	—	0.2

Income from continuing operations before income taxes	7.2	(2.5)	—	4.7
Provision for income taxes	1.3	(0.5)	—	0.8
Income from continuing operations of consolidated group	5.9	(2.0)	—	3.9

Income from continuing operations from unconsolidated subsidiaries, net of taxes	—	—	—	—
Net income from continuing operations including noncontrolling interest	5.9	(2.0)	—	3.9

Less: Net income from continuing operations attributable to noncontrolling interest	—	—	—	—

Net income from continuing operations attributable to 3M	$5.9	$(2.0)	$—	$3.9

Weighted average 3M common shares outstanding (millions) — basic	579.0			579.0
Earnings (loss) from continuing operations per share attributable to 3M common shareholders — basic	$10.23			$6.80

Weighted average 3M common shares outstanding (millions) — diluted	585.3			585.3
Earnings (loss) from continuing operations per share attributable to 3M common shareholders — diluted	$10.12			$6.72
Amounts may not add due to rounding.
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Solventum Discontinued Operations
(a)Reflects the discontinued operations, including associated assets, liabilities, and equity and results of operations attributable to Solventum which were included in the Company's historical financial statements. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude general corporate overhead costs which were historically allocated to Solventum that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor expenses related to 3M’s corporate support functions (e.g., finance, accounting, tax, treasury, IT, HR, legal, among others) that historically provided support to Solventum.
Transaction Accounting Adjustments
(b)Reflects the cash distribution from Solventum to 3M in connection with the Separation. Upon completion of the Separation, Solventum has $8.4 billion of aggregate principal amount of indebtedness. The cash payments to 3M from the proceeds of the Solventum financings total approximately $7.7 billion, after taking into account fees, discounts and expenses, as well as the retention of $0.6 billion of cash and cash equivalents by Solventum.
(c)Reflects approximately 34 million of shares or 19.9% percent ownership interest in Solventum retained by 3M at a closing price per share of $69.10 on April 1, 2024, totaling $2.4 billion. The Company estimated a gain of $1.6 billion related to its investment in Solventum immediately after the Separation.
(d)Reflects the reclassification of certain trade receivables to Other current assets. The receivables are due to the Company from historical Solventum customers that will be collected by the Company subsequent to the spin closing. Under the transition services agreements described in note (h) below, the Company will reimburse Solventum for the net economic benefit derived from arrangements in certain geographies.
(e)Reflects accrued taxes impacted as a result of the Separation transactions.
(f)Reflects additional estimated costs to complete the Separation. These costs primarily relate to transaction fees, legal fees, third-party consulting and contractor fees, information technology costs and other amounts directly related to the Separation. The amounts expected to be paid more than one year after the Separation are not expected to be significant.
(g)Reflects the estimated impact of new commercial agreements entered into between 3M and Solventum and the impact of new pricing on what were previously intercompany arrangements applied to historical related party sales of goods and services between 3M and Solventum.
(h)In connection with the Separation, 3M and Solventum entered into transition services, transition contract manufacturing, transition distribution services, and real estate license agreements whereby 3M will provide certain post-closing services on a transitional basis. The material net impacts of these agreements have been reflected within selling, general and administrative expenses.
(i)Reflects the tax impact of pro forma adjustments for the year ended December 31, 2023 described in notes (c), (g) and (h) above. This adjustment was determined by applying the relevant statutory tax rates to the jurisdictional mix of income of these adjustments. With respect to the investment gain in note (c), the related income tax provision includes adjustments to the valuation allowance associated with the recoverability of deferred tax assets.
(j)Reflects the effect on total stockholders’ equity of the adjustments described in notes (b) through (f) above.